EXHIBIT 4.32

                                 CREDIT SUISSE
                               One Liberty Plaza
                                 165 Broadway
                              New York, NY 10006


                     Irrevocable Standby Letter of Credit

Credit Suisse                                Letter of Credit No. TS-06000733
One Liberty Plaza                            Irrevocable Standby Credit
165 Broadway
New York, New York  10006

Date and Place of Issue:                     Date and Place of Expiry:
New York, New York                           Credit Suisse
July 21, 1995                                New York, New York
                                             July 21, 2002

                                             Applicant:
                                             Salton Sea Funding Corporation
                                             302 South 36th Street
                                             Suite 400-A
                                             Omaha, Nebraska  68131

Beneficiary:                                 Amount:  Up to an aggregate
Chemical Trust Company of                    of Fifty Million
  California,                                United States Dollars
  as Depositary Agent                        (US$50,000,000.00)
50 California Street
10th Floor
San Francisco, California  94111
Attn:  Corporate Trust Department


                                             Credit Available With:
                                               Credit Suisse
                                             By:  Negotiations, Against
                                             Presentation of the Documents
                                             Detailed Herein Drawn on
                                             Credit Suisse


Ladies and Gentlemen:

We irrevocably authorize you to draw on us for the account of the Applicant in any amount up to an aggregate amount as of any date as set forth on Schedule I hereto but in no event to exceed FIFTY MILLION UNITED STATES DOLLARS (US$50,000,000.00) (as reduced or reinstated from time to time as set forth in this Letter of Credit, the "Outstanding Amount") available against presentation of a dated drawing request drawn on Credit Suisse, New York Office, manually signed by an authorized officer of the Beneficiary (who is identified as such) appropriately completed







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in the form of Annex 1 hereto and sent by the Beneficiary's authorized officer.

The above drawing request and all communications with respect to this Letter of Credit shall be in writing, addressed to us at One Liberty Plaza, 165 Broadway, New York, New York, 10006, Attn: Trade Services, telecopier no.
(212) 238-2121, telex no. 420149, with a copy to 12 East 49th Street, 43rd Floor, New York, New York 10017, Attn: Project Finance Department, telecopier no. (212) 238-5390, telex no. 420149, referencing this Letter of Credit No. TS-06000733 and presented to us by tested telex, delivery in person or facsimile transmission at such address, provided that the original of the above drawing request or such communications, as the case may be, shall be sent to us at such address by overnight courier for receipt by us within three
(3) Business Days of the date of any such facsimile transmission.

If the drawing request is presented in compliance with the terms of this Letter of Credit to us at such address by 12:00 noon New York City time on any Business Day, payment will be made not later than 3:00 p.m. New York City time on such day and if such drawing request is so presented to us after 12:00 noon New York City time on any Business Day, payment will be made on the following Business Day not later than 1:00 p.m. New York City time. Payment under this Letter of Credit shall be made in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable drawing request.

As used in this Letter of Credit, "Business Day" means any day on which commercial banks located in New York, New York are not required or authorized to remain closed.

This Letter of Credit shall expire on the later of the then applicable Stated Expiration Date or New Stated Expiration Date (as each such term is hereinafter defined), as the case may be.

Notwithstanding the foregoing, we may at any time, subject to the provisions of the Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of July 21, 1995 among the Applicant, the Banks party thereto and Credit Suisse, as Agent (the "Debt Service Reserve Letter of Credit and Reimbursement Agreement"), terminate this Letter of Credit by giving the Beneficiary and Chemical Trust Company of California, as Trustee (in such capacity, the "Trustee") under the Indenture referred to in the Debt Service Reserve Letter of Credit and Reimbursement Agreement, written notice thereof in the form of Annex 2 hereto by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary and the Trustee within two (2) Business Days) addressed to Chemical Trust Company of California at 50 California Street, 10th Floor, San Francisco, California 94111, Attn: Corporate Trust Department, telecopier no. (415) 989-5241, telephone no.


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(415) 954-9515, at least forty-five (45) days prior to termination, whereupon the Beneficiary is authorized to draw on us prior to such termination the Outstanding Amount of this Letter of Credit by presentation to us, in the manner and at the address specified in the fourth preceding paragraph, of a drawing request appropriately completed in the form of Annex 1 hereto and sent and signed by the Beneficiary's authorized officer.

This Letter of Credit is effective immediately. Unless terminated earlier in accordance with the provisions hereof, the date of expiry set forth hereinabove (the "Stated Expiration Date") may be extended for a period of one year effective upon the Stated Expiration Date and each annual anniversary of the Stated Expiration Date (each such annual anniversary date being referred to as the "New Stated Expiration Date") if notice that such Stated Expiration Date or New Stated Expiration Date, as the case may be, shall be extended is given by Credit Suisse to the Beneficiary and the Trustee by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary and the Trustee within two (2) Business
Days) addressed to Chemical Trust Company of California at 50 California Street, 10th Floor, San Francisco, California 94111, Attn: Corporate Trust Department in accordance with Section 2.2(b) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement.

In the event that a drawing request fails to comply with the terms of this Letter of Credit, we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon your instructions hold any non-conforming drawing request and other documents at your disposal or return any non-conforming drawing request and other documents to the Beneficiary at the address set forth above by delivery in person or facsimile transmission (with originals thereof sent by overnight courier for receipt within two (2) Business Days). Upon being notified that the drawing was not effected in compliance with this Letter of Credit, the Beneficiary may attempt to correct such non-complying drawing request in accordance with the terms of this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, except only defined terms used herein and the drawing requests and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for such defined terms, drawing requests and certificates.

This Letter of Credit may be assigned upon presentation to us of a signed transfer certificate in the form of Annex 3 accompanied by this Letter of Credit, in which the Beneficiary irrevocably



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transfers to such transferee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to such successor or endorse such transfer on the reverse of this Letter of Credit.

Partial drawings under this Letter of Credit are allowed and each such partial drawing shall reduce the amount thereafter available hereunder for drawings under this Letter of Credit. This Letter of Credit shall be reinstated as provided in Sections 2.2(e) and 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement and we shall so advise the Beneficiary in a certificate in the form of Annex 4 hereto. The Outstanding Amount shall be reduced or increased as provided in Sections 2.7(b) and 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, subject to reinstatement as provided in the Debt Service Reserve Letter of Credit and Reimbursement Agreement. In addition, the Outstanding Amount shall be reduced as provided in Sections 2.2(c), 2.2(e) and 2.2(g) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement to the extent that we so advise the Beneficiary pursuant to a certificate in the form of Annex 5 hereto.

All banking charges, including any advising and negotiating bank charges, are for the account of the Applicant.

All drawing requests under this Letter of Credit must bear the clause:

         "Drawn under Credit Suisse Letter of Credit Number
         TS-06000733 dated July 21, 1995."

This Letter of Credit shall not be amended except with the written concurrence of Credit Suisse, the Applicant and the Beneficiary.

We hereby engage with you that a drawing request drawn strictly in compliance with the terms of this Letter of Credit and amendments thereto shall meet with due honor upon presentation.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision in force as from 1st of January 1994), International Chamber of Commerce Publication Number 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State.

We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. By signing this Letter of Credit, we irrevocably submit to






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the jurisdiction of such courts solely for the purposes
of this Letter of Credit. We hereby waive, to the fullest extent permitted by law any objection we may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

CREDIT SUISSE


/s/ Henry Park
- --------------------------
Authorized signature


/s/Suzanne Leon
- --------------------------
Authorized signature



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                                  SCHEDULE I

                      OUTSTANDING AMOUNT OF DEBT SERVICE
                           RESERVE LETTER OF CREDIT


                                    PART I


                  Set forth below for each period indicated is the Outstanding Amount of the Debt Service Reserve Letter of Credit which shall be adjusted in accordance with the terms of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, including, without limitation, Sections 2.2(c), 2.2(e), 2.7(b), 2.7(c) and 6.1 thereof. Promptly upon the occurrence of any such adjustment to the Outstanding Amount (other than pursuant to Section 2.7(b) and 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement), the Initial Bank shall prepare a revised version of this Schedule I to reflect such adjustment and a copy of which shall be annexed to the notice delivered pursuant to Section 2.2(g) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement. Notwithstanding anything to the contrary contained herein, no increase in the Debt Service Reserve Required Balance occasioned by the issuance of Additional Securities shall result in an increase in the Outstanding Amount without the consent of the banks in accordance with the Debt Service Reserve Letter of Credit and Reimbursement Agreement.

                 Period
- -----------------------------------------------

From and including            To and including           Outstanding Amount*
- ------------------            ----------------           -------------------

July 21, 1995                 May 30, 1998               $49,909,141.30

May 31, 1998                  November 30, 1998          $48,611,569.25

December 1, 1998              December 31, 1999          $27,704,941.00

January 1, 2000               December 31, 2000          $36,971,590.40

January 1, 2001               December 31, 2001          $36,971,590.40

January 1, 2002               July 21, 2002              $36,693,821.35












_________________________
* Prior to giving effect to any drawings hereunder or reinstatement pursuant to the Debt Service Reserve Letter of Credit and Reimbursement Agreement.









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                                    PART II

                  The following table of the Outstanding Amount of the Debt Service Reserve Letter of Credit shall be utilized at any time that the interest rate on the Securities has been adjusted pursuant to Section 2.2(b) of the Indenture, and shall be subject to adjustment as described in Part I above.

                 Period
- -----------------------------------------------

From and including            To and including           Outstanding Amount*
- ------------------            ----------------           -------------------

January 17, 1996              May 30, 1998               $50,000,000.00

May 31, 1998                  November 30, 1998          $49,366,906.75

December 1, 1998              December 31, 1999          $28,278,836.00

January 1, 2000               December 31, 2000          $37,994,800.40

January 1, 2001               December 31, 2001          $37,994,800.40

January 1, 2002               July 21, 2002              $37,608,498.85












_________________________
* Prior to giving effect to any drawings hereunder or reinstatement pursuant to the Debt Service Reserve Letter of Credit and Reimbursement Agreement.

                                                                       ANNEX 1



"Drawn under Credit Suisse Letter of Credit Number [__________]
                             dated July 21, 1995"

                                DRAWING REQUEST



                                    [Date]

Credit Suisse
One Liberty Plaza
165 Broadway
New York, New York  10006

Attention:  Trade Services

Ladies and Gentlemen:

                  The undersigned hereby draws on Credit Suisse Letter of
Credit No. [    ] Irrevocable Standby Letter of Credit (the "Letter of
Credit") dated July 21, 1995, issued by you in favor of us. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the Letter of Credit.

          In connection with this drawing, we hereby certify that:

     A) "This drawing in the amount of US$____________ is being made pursuant to Credit Suisse Letter of Credit No. [ ] Irrevocable Standby Letter of Credit issued to the Depositary Agent pursuant to
          Section 3.5 of the Deposit and Disbursement Agreement dated as of July 21, 1995 among Salton Sea Funding Corporation, the Guarantors, Chemical Trust Company of California, as Collateral Agent and Chemical Trust Company of California, as Depositary Agent (as the same may be amended, supplemented or modified from time to time, the "Depositary Agreement")";

          [Use one or more of the following forms of paragraph B, as applicable]

     B) "After the transfer of monies on deposit in the Debt Service Reserve Fund, there are insufficient monies in the Interest Fund and the Principal Fund on the [Interest] [Principal] Payment Date occurring ____________, ______ to pay the [interest] [or] [principal] due on the Securities on such date (each capitalized word being used as defined in the









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          Indenture) (whether due on a Scheduled Payment Date, at Stated
          Maturity, at acceleration or otherwise)";

                                      or

     B) "You have delivered notice to Salton Sea Funding Corporation and the Trustee that the long-term debt rating of Credit Suisse has fallen below A as determined by Standard & Poor's Ratings Group or A2 as determined by Moody's Investor Services, Inc. and Salton Sea Funding Corporation has failed to provide us with a substitute letter of credit from another letter of credit provider within 45 days of receipt of such notice."

                                      or

     B) "The current Stated Expiration Date or New Stated Expiration Date, as the case may be, will occur within forty-five (45) days of the date hereof and Salton Sea Funding Corporation has failed to deliver a replacement or renewal letter of credit or other security reasonably acceptable to Depositary Agent and security is still required under the terms of the Depositary Agreement."

                                      or

     B) "You have delivered to us notice that the Letter of Credit will terminate prior to its stated expiry date of [insert Stated Expiration Date or New Stated Expiration Date, as applicable] and Salton Sea Funding Corporation has failed to deliver a replacement or renewal letter of credit or other security reasonably acceptable to Depositary Agent not less than five (5) Business Days prior to the termination date as provided in such notice of termination and security is still required under the terms of the Depositary Agreement."

                                      or

     B) "You have delivered to us notice that interest on loans made by Credit Suisse in respect of drawings under the Credit Suisse Letter of Credit No. [ ] Irrevocable Standby Letter of Credit is now due and payable, and the drawing requested hereunder, together with all drawings under the Letter of Credit in the current Fiscal Year (as defined in the Indenture) do not exceed $5,000,000 in the aggregate."

     C) "The amount requested to be drawn does not exceed the Outstanding Amount"; and








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     D)   "You are directed to make payment of the requested drawing to account no. _______________ at __________________ [insert bank name, address and account number]."


                  IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this _____ day of _______________, ____.


                                CHEMICAL TRUST COMPANY OF CALIFORNIA



                                By:________________________________
                                   Name:
                                   Title:







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                                                                       ANNEX 2



                   NOTICE OF TERMINATION OF LETTER OF CREDIT


                                    [Date]



Chemical Trust Company
  of California
50 California Street
10th Floor
San Francisco, California  94111

Attn:  Corporate Trust Department

Ladies and Gentlemen:

                  Reference is made to Credit Suisse Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "Letter of Credit") dated July 21, 1995, issued by us in your favor.

                  This constitutes our notice to you pursuant to the Letter of Credit that the Letter of Credit shall terminate on _____________, ____ [insert a date which is 45 or more days after the date of this notice of termination] (the "Termination Date").

                  Pursuant to the terms of the Letter of Credit, you are authorized to draw (pursuant to one or more drawings), prior to the Termination Date, on the Letter of Credit in an aggregate amount that does not exceed the Outstanding Amount (as defined in the Letter of Credit).


                                                Very truly yours,

                                                CREDIT SUISSE



                                                By:__________________________



                                                By:___________________________









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                                                                       ANNEX 3


                         TRANSFER OF LETTER OF CREDIT



                                    [Date]


Credit Suisse
One Liberty Plaza
165 Broadway
New York, New York  10006

Attention:  Trade Services

Gentlemen:

Reference is made to Credit Suisse Letter of Credit No. [ ] Irrevocable Standby Letter of Credit dated July 21, 1995 originally issued by you in favor of Chemical Trust Company of California, as Depositary Agent (the "Letter of Credit"). Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

For value received, the undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to (the "Transferee") all rights of the undersigned to draw under the Letter of Credit in their entirety.

The Transferee is the successor to the Beneficiary, as Depositary Agent under the Deposit and Disbursement Agreement dated as of July 21, 1995 among Salton Sea Funding Corporation, the Guarantors, Chemical Trust Company of California, as Collateral Agent, Chemical Trust Company of California, as Depositary Agent (as the same may be amended, supplemented or modified from time to time, the "Depositary Agreement") and all conditions to appointment of such successor set forth in the Depositary Agreement have been satisfied.

By this transfer, all rights of the undersigned, as beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit relating to any






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amendments thereof and any notices thereunder. All amendments to the Letter of
Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.

The Letter of Credit is returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.


                                      Very truly yours,

                                      CHEMICAL TRUST COMPANY OF CALIFORNIA



                                      By:________________________________
                                         Name:
                                         Title:



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                                                                       ANNEX 4


              CERTIFICATE OF REINSTATEMENT OF OUTSTANDING AMOUNT



                                    [Date]


Chemical Trust Company
  of California
50 California Street
10th Floor
San Francisco, California  94111

Attn:  Corporate Trust Department

Ladies and Gentlemen:

                  Reference is made to Credit Suisse Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "Letter of Credit") dated July 21, 1995, issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

                  This constitutes our notice to you pursuant to the Letter of Credit that:

                  [use one or more of the following paragraphs]

                  We have received repayment of a Loan in accordance with the provisions of the Debt Service Reserve Letter of Credit and Reimbursement Agreement in the amount of $________, and, pursuant to Section 2.7(c) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, the Outstanding Amount is therefore increased by such amount to $__________ .

                                      or

                  We have received payment of a Loan in accordance with the provisions of the Debt Service Reserve Letter of Credit and Reimbursement Agreement in the amount of $________. The Debt Service Reserve Required Balance has been previously reduced (each capitalized term being used as defined in the










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                  Indenture dated as of July 21, 1995 by and between Salton
                  Sea Funding Corporation, and , as Trustee (as the same may be amended, supplemented or modified from time to time, the "Indenture")). Accordingly, the Outstanding Amount is hereby increased by $ to $ to the extent that such increase shall not cause the Outstanding Amount when added to the aggregate balance in the Debt Service Reserve Account to exceed the Debt Service Reserve Required Balance.


                                            Very truly yours,

                                            CREDIT SUISSE


                                            By:______________________________


                                            By:______________________________


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                                                                       ANNEX 5


                  CERTIFICATE OF CHANGE OF OUTSTANDING AMOUNT



                                    [Date]


Chemical Trust Company
  of California
50 California Street
10th Floor
San Francisco, California  94111

Attn:  Corporate Trust Department

Ladies and Gentlemen:

                  Reference is made to Credit Suisse Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "Letter of Credit") dated July 21, 1995, issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit. Reference is also made to that certain Deposit and Disbursement Agreement dated as of July 21, 1995 (as the same may be amended, supplemented or modified from time to time, the "Depositary Agreement"), among, among others, us and you, in your capacity as Depositary Agent.

                  This constitutes our notice to you pursuant to the Letter of Credit that we have been advised by the Applicant that:

                  [use one or more of the following paragraphs]

                  The Letter of Credit has not been renewed or deemed renewed pursuant to Section 2.2(b) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement. Therefore, pursuant to such Section 2.2(c), the Outstanding Amount is reduced by $______, which is the Debt Service Reserve LOC Credit Amount (as defined in the Depositary Agreement), to $____________.

                                      or










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                  The Debt Service Reserve Required Balance (as defined in the
                  Depositary Agreement) has been [reduced/increased] by the amount of $_____. Accordingly, pursuant to Section 2.2(e) of the Debt Service Reserve Letter of Credit and Reimbursement Agreement, the Outstanding Amount is [reduced/increased] by $______ to $______ as set forth on Schedule I annexed hereto.


                                            Very truly yours,

                                            CREDIT SUISSE


                                            By:______________________________


                                            By:______________________________




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